A0586414
                                     2366855

                                                          FILED
                                         IN THE OFFICE OF THE SECRETARY OF STATE
                                               OF THE STATE OF CALIFORNIA

                                                       SEP 11 2002
                                                     /s/ Bill Jones
                                             BILL JONES, Secretary of State


                         CERTIFICATION OF DETERMINATION
           OF THE DESIGNATION, PREFERENCES, RIGHTS AND LIMITATIONS OF
                          SERIES A PREFERRED STOCK OF
                           INTELLIGENT SPORTS, INC.,
                            A CALIFORNIA CORPORATION

     I, Thomas Hobson, being the President of INTELLIGENT SPORTS, INC., a California corporation, (the "Corporation"), and I, Andre Bossieux, Secretary of Intelligent Sports, Inc., hereby certify that the Articles of Incoporation of the Corporation authorizes the issuance of 20,000,000 shares of Preferred Stock, no par values per share, and expressly vests in the Board of Directors of the Corporation the authority to designate and to fix the number of shares of any such series of Preferred Stock and to determine and alter rights, preferences, privileges and restriction granted to or imposed upon any wholly unissued series of Preferred Stock.

     I, Thomas Hobson, and I, Andre Bossieux, further certify that pursuant to the authority given by the Corporation's Articles of Incorporation, as amended, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

     "RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Series A Preferred Stock, no par value ("Series A Preferred Stock"), is hereby authorized and created as set forth in Attachment "A" hereto." Attachment "A" hereto is incorporated by reference as if fully set forth herein

         I, Thomas Hobson and I, Andre Bossieux, further certify that the authorized number of shares of Preferred Stock is 20,000,000 shares of preferred stock, none of which has been issued, and the authorized number of shares of Series A Preferred Stock is 4,000,000 shares of the Series A Preferred Stock, no par value, and with a stated value of $.001 per share. The shares of the Series A Preferred Stock have not been issued at this time and shall not be issued until this Certificate of Determination has been filed with the Secretary of State of California.

I, Thomas Hobson, President of Intelligent Sports, Inc., declare, verify and swear under penalty of perjury that the statements contained in this certificate are true of my own knowledge.

                        [[SIGNATURES ON FOLLOWING PAGE]]

Executed on:
(date)September 3, 2002
      -------------
Executed at:
(city)Upland, California

                        (signed) /s/ Thomas Hobson
                                 --------------------------------
                                 Thomas Hobson

Executed on:
(date) September 3, 2002
      ------------
Executed at:
(city) Upland, California

I, Andre Bossieux, Secretary of Intelligent Sports, Inc., declare, verify and swear under penalty of perjury that the statements contained in this certificate are true of my own knowledge.

                        (signed) /s/ Andre Bossieux
                                 --------------------------------
                                 Andre Bossieux

A. Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder irrevocably elects to convert such shares. Covnersion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." Within five (5) business days after the date on which such delivery is made, the Corporation shall issue and send (with receipt to be acknowledged) to the holder thereof or the holder's designee, at the address designated by such holder, a certificate or certification for the number of full shares of Common Stock to which the holder is entitled as a result of such conversion. The holder shall be deemed to have become a stockholder of record of the number of shares of Common Stock into which the shares of Series A Preferred Stock have been converted on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record of such shares on the next succeeding date on which the transfer boods are open. Upon conversion of only a portion of the number of shares of Series A Preferred Stock represented by a certificate or certificates surrendered for conversion, the Corporation shall within three (3) business days after the date on which such delivery is made, issue and send (with receipt to be acknowledged) to the holder thereof or the holder's designee, at the address designated by such holder a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate or certificates so surrendered.

         (c) The Corporation shall at all times reserve for issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series A Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Californis, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all the shares of Series A Preferred Stock at the time outstanding.

         (d) If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, including registration under the Securities Act of 1933, as amended, and appropriate state securities laws, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible meet such registration, listing or approval, as the case may be.

         (e) All shares of Common Stock which may be issued upon conversion of the shares of Series A Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

         (g) In case any shares of Series A Preferred Stock shall be purchased or otherwise acquired by the Corporation, the shares so converted, purchased or acquired shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued, but not as shares of Series A Preferred Stock.

         (h) The Conversion Ratio shall be adjusted for forward and reverse stock splits.

3. Voting of Series A Preferred Stock

         Each share of Series A Preferred Stock shall have five votes and be entitled to vote any matters.

4. Liquidation Rights

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive out of assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of any other class of capital stock of the Corporation, an amount equal to $.001 per share (the "Liquidation Amount").

         (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which involves the distribution of assets other than cash, the Board of Directors of the Corporation shall determine the value of the asset to be distributed to the holders of shares of the Series A Preferred Stock, other preferred stock, and the holders of shares of Common Stock. The Corporation shall give prompt written notice to each holder of shares of Series A Preferred STock of the value so determined.

5. No Redemption at the Discretion of the Corporation

         The Corporation shall have no redemption rights with respect to shares of the Series A Preferred Stock.

                        [[SIGNATURES ON FOLLOWING PAGE]]

Executed on:
(date)September 3, 2002
      -------------
Executed at:
(city)Upland, California

I, Thomas Hobson, President of Intelligent Sports, Inc., declare, verify and swear under penalty of perjury that the statements contained in this certificate are true of my own knowledge.

                        (signed) /s/ Thomas Hobson
                                 --------------------------------
                                 Thomas Hobson

Executed on:
(date) September 3, 2002
      ------------
Executed at:
(city) Upland, California

I, Andre Bossieux, Secretary of Intelligent Sports, Inc., declare, verify and swear under penalty of perjury that the statements contained in this certificate are true of my own knowledge.

                        (signed) /s/ Andre Bossieux
                                 --------------------------------
                                 Andre Bossieux


                                                                 [SEAL OF THE
                                                                 OFFICE OF THE
                                                             SECRETARY OF STATE]

                              State of California
                               [graphic ommitted]

                                                                 [SEAL OF THE
                                                                 OFFICE OF THE
                                                             SECRETARY OF STATE]
                               SECRETARY OF STATE

I, Bill Jones, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 6 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

                                           IN WITNESS WHEREOF, I execute this
                                         certificate and affix the Great Seal of
[SEAL]                                    the State of California this day of
                                                     OCT 02 2002
                                         ---------------------------------------

                                                  /s/ Bill Jones
                                         Secretary of State